Exhibit 3

Westpac Banking Corporation ABN 33 007 457 141 Group Secretariat
Level 25, 60 Martin Place
SYDNEY NSW 2000
Telephone:	(61 2) 9216 0390
Facsimile:	(61 2) 9226 1888

15 July 2005

Company Announcements Platform

Australian Stock Exchange Limited

20 Bridge Street

SYDNEY NSW 2000

Dear Sir/Madam

Substantial Shareholder Notice

In accordance with section 671B(3) of the Corporations Act 2001 (Cth), we attach our Notice of Change of Substantial Shareholder (Form 604) in respect of Tritton Resources Limited.

Yours faithfully

Emma Lawler

Company Secretary

Form 604

Corporations Law

Section 671B

Notice of change of interests of substantial holder

To	Company Name/Scheme	TRITTON RESOURCES LIMITED

ACN/ARSN		ABN 88 100 095 494

1. Details of substantial holder(1)

Name		WESTPAC BANKING CORPORATION (WBC)

ACN/ARSN (if applicable)		ABN 33 007 457 141

There was a change in the interests of the substantial holder on		12/07/05

The previous notice was given to the company on		14/09/04

The previous notice was dated		09/09/04

2.              Previous and present voting power

The total number of votes attached to all the voting shares in the company or voting interests in the scheme that the substantial holder or an associate (2) had a relevant interest (3) in when last required, and when now required, to give a substantial holding notice in the company or scheme, are as follows:

	Previous Notice		Present Notice
Class of securities (4)	Person’s votes	Voting Power	Person’s votes	Voting Power (5)
Ordinary	5,672,400	5.03%	6,970,591	6.06%

3.              Changes in relevant interests

Particulars of each change in, or change in the nature of, a relevant interest of the substantial holder or an associate in voting securities of the company or scheme, since the substantial holder was last required to give a substantial holding notice to the company or scheme are as follows:

Date of change	Person whose relevant interest changed	Nature of change (6)	Consideration given in relation to change (7)	Class and number of securities affected	Person’s votes affected
12/07/05	WBC & its Associates Westpac Financial Services Group Limited (WFSG), BT Investment Management No.2 Limited & BT Funds Management Limited	See Schedule	See Schedule	See Schedule	See Schedule

4.              Present relevant interests

Particulars of each relevant interest of the substantial holder in voting securities after the change are as follows:

Holder of relevant interest	Registered holder of securities	Nature of relevant interest (6)	Number of securities	Class of Securities
BT Funds Management Limited	Westpac Custodian Nominees Limited	BT Funds Management Limited is the manager of various superannuation funds, institutional investor portfolios and unit trusts and, in that capacity, can exercise the power to vote or dispose of the shares.	1,517,100	Ordinary

BT Investment Management No.2 Ltd	Westpac Custodian Nominees Limited	BT Investment Management No.2 Limited is the manager of various superannuation funds, institutional investor portfolios and unit trusts and, in that capacity, can exercise the power to vote or dispose of the shares.	5,453,491	Ordinary

5.              Changes in association

The persons who have become associates (2) of, or ceased to be associates of, or have changed the nature of their association (9) with, the holder in relation to voting interests in the company or scheme are as follows:

Name and ACN/ARSN (if applicable)	Nature of association

6.              Addresses

The addresses of persons named in this form are as follows:

Name	Address
Westpac Banking Corporation (WBC)	Level 25, 60 Martin Place, Sydney NSW 2000
Westpac Financial Services Group Limited (WFSG)	Level 15, Chifley Tower, 2 Chifley Square, Sydney NSW 2000
BT Investment Management No.2 Limited	Level 15, Chifley Tower, 2 Chifley Square, Sydney NSW 2000
BT Funds Management Limited (BTFM)	Level 15, Chifley Tower, 2 Chifley Square, Sydney NSW 2000
Tritton Resources Limited	Level 2, 5 Ord Street, West Perth WA

Signature

print name	Emma Lawler	capacity	Company Secretary

sign here		date	15/07/2005

DIRECTIONS

(1)          If there are a number of substantial holders with similar or related relevant interests (eg. a corporation and its related corporations, or the manager and trustee of an equity trust), the names could be included in an annexure to the form. If the relevant interests of a group of persons are essentially similar, they may be referred to throughout the form as a specifically named group if the membership of each group, with the names and addresses of members is clearly set out in paragraph 6of the form.

(2)          See the definition of “associate” in section 9 of the Corporations Law.

(3)          See the definition of “relevant interest” in sections 608 and 671B(7) of the Corporations Law.

(4)          The voting shares of a company constitute one class unless divided into separate classes.

(5)          The person’s votes divided by the total votes in the body corporate scheme multiplied by 100.

(6)          Include details of:

(a)          Any relevant agreement or other circumstances because of which the change in relevant interest occurred. If subsection 671B(4) applies, a copy of any document setting out the terms of any relevant agreement, and with a statement by the person giving full and accurate details of any contract, scheme or arrangement, must accompany this form, together with a written statement certifying this contract, scheme or arrangement; and

(b)         Any qualification of the power of a person to exercise, control the exercise of, or influence the exercise of, the voting powers or disposal of the securities to which the relevant interest relates (indicating clearly the particular securities to which the qualification applies).

(7)          Details of the consideration must include any and all benefits, money and other, that any person from whom a relevant interest was acquired has, or may, become entitled to receive in relation to that acquisition. Details must be included even if the benefit is conditional on the happening or not of a contingency. Details mus be included of any benefit paid on behalf of the substantial holder or its associate in relation to the acquisitions, even if they are not paid directly to the person from whom the relevant interest was acquired.

(8)          If the substantial holder is unable to determine the identity of the person (eg. if the relevant interest arises because of an option) write “unknown”.

(9)          Give details, if appropriate, of the present association and any changes in that association since the last substantial holding notice.

SCHEDULE 2

Sales & Purchases for the period : 10/09/04 to 12/07/05

SECURITY:   TTT

BT Investment Management No. 2 Ltd

Date	Registered Company	Quantity	Value
10/09/04	National Australia Custodian Services	31,100	24,880
10/09/04	National Australia Custodian Services	82,898	66,318
13/09/04	National Australia Custodian Services	8,000	6,400
13/09/04	National Australia Custodian Services	21,000	16,800
14/09/04	National Australia Custodian Services	24,000	19,200
14/09/04	National Australia Custodian Services	63,909	51,127
15/09/04	National Australia Custodian Services	25,100	20,080
15/09/04	National Australia Custodian Services	66,900	53,520
17/09/04	National Australia Custodian Services	5,500	4,345
17/09/04	National Australia Custodian Services	14,500	11,455
05/10/04	National Australia Custodian Services	52,300	42,886
05/10/04	National Australia Custodian Services	136,600	112,012
05/10/04	Westpac Custodian Nominees	71,360	58,515
15/11/04	Westpac Custodian Nominees	-71,360	-57,261
03/02/05	National Australia Custodian Services	11,500	9,200
03/02/05	National Australia Custodian Services	30,173	24,138
15/02/05	National Australia Custodian Services	9,810	7,848
15/02/05	National Australia Custodian Services	26,030	20,824
26/05/05	National Australia Custodian Services	7,550	4,153
26/05/05	National Australia Custodian Services	17,950	9,873
05/07/05	National Australia Custodian Services	12,500	8,563
05/07/05	National Australia Custodian Services	50,000	34,250
06/07/05	National Australia Custodian Services	11,580	7,967
06/07/05	National Australia Custodian Services	13,420	9,233
07/07/05	National Australia Custodian Services	11,230	7,743
07/07/05	National Australia Custodian Services	29,690	20,471
08/07/05	National Australia Custodian Services	4,120	2,843
08/07/05	National Australia Custodian Services	10,880	7,507
11/07/05	National Australia Custodian Services	14,387	9,980
11/07/05	National Australia Custodian Services	38,062	26,404
12/07/05	National Australia Custodian Services	10,150	7,017
12/07/05	National Australia Custodian Services	26,840	18,554
	Total	867,679	666,845

Date	Registered Company	Quantity	Value
22/10/04	Westpac Custodian Nominees	167,000	133,600
15/02/05	Westpac Custodian Nominees	5,160	4,128
20/06/05	Westpac Custodian Nominees	-102,000	-70,380
20/06/05	Westpac Custodian Nominees	-430,000	-296,700
21/06/05	Westpac Custodian Nominees	430,000	292,400
21/06/05	Westpac Custodian Nominees	102,000	69,360
05/07/05	Westpac Custodian Nominees	12,500	8,563
07/07/05	Westpac Custodian Nominees	10,300	7,102
07/07/05	Westpac Custodian Nominees	48,780	33,634
11/07/05	Westpac Custodian Nominees	35,092	24,343
12/07/05	Westpac Custodian Nominees	2,870	1,984
12/07/05	Westpac Custodian Nominees	54,710	37,821
	Total	336,412	245,855

	BT Investment Management No. 2 Ltd TOTAL	1,204,091	912,700

BT Funds Management Ltd

Date	Registered Company	Quantity	Value
05/10/04	Westpac Custodian Nominees	123,600	101,352
05/10/04	Westpac Custodian Nominees	137,500	112,750
22/10/04	Westpac Custodian Nominees	-167,000	-133,600
20/06/05	Westpac Custodian Nominees	532,000	367,080
21/06/05	Westpac Custodian Nominees	-102,000	-69,360
21/06/05	Westpac Custodian Nominees	-430,000	-292,400
	Total	94,100	85,822

	BT Funds Management Ltd TOTAL:	94,100	85,822